UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2025, Edible Garden Sustainable Ventures LLC (the “Subsidiary”), a wholly owned subsidiary of Edible Garden AG Incorporated (the “Company”), entered into an asset purchase agreement (the “APA”) with the Company, NaturalShrimp Farms Inc. (the “Seller”) and Streeterville Capital, LLC (“Streeterville”) and completed the purchase of certain sustainable aquaculture assets located in Fort Dodge, Iowa (the “Assets”) from the Seller. The Assets primarily include certain: (i) machinery, vehicles, appliances, tools, equipment, computer hardware and owned software, furniture, leasehold improvements, and other tangible personal property, and replacement items therefor; (ii)  supplier lists and usable supplies and inventory on hand; and (iii)  intellectual and intangible property and confidential business information. The APA contains certain representations and warranties, covenants and agreements of the Subsidiary and the Seller. The representations and warranties in the APA should not be relied upon as characterizations of the actual state of facts about the Company or any of the parties to the APA. The Company and the Subsidiary are indemnified from and against losses incurred or suffered by them in connection with: (i) material misrepresentations, breaches or inaccuracies with regard to any representation or warranty in the APA made by Seller or Streeterville; (ii) any breach of any covenant made by Seller or Streeterville in the APA; (iii) any Excluded Liability (as defined in the APA); and (iv) any fraud or misrepresentation or willful breach of the APA by Seller or Streeterville. Any losses for which the Company or the Subsidiary is entitled to indemnification under the APA shall be paid by the Seller and Streeterville in the form of a clawback of the shares of Series B Preferred Stock (as defined below) issued pursuant to the APA.

In connection with the APA, on May 13, 2025, the Company’s Board of Directors (the “Board”) approved a certificate of designation (the “Certificate of Designation”) fixing the voting powers, designations, preferences and rights and the qualifications, limitations or restrictions of the Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), a newly created series of preferred stock of the Company, which was accepted for filing by the Secretary of State of the State of Delaware on May 14, 2025. Of the Company’s 10,000,000 previously undesignated shares of preferred stock, par value $0.0001 per share, 50,000 shares were designated as Series B Preferred Stock as of May 14, 2025.

As consideration for the purchase of the Assets pursuant to the APA, the Company issued 12,000 shares of Series B Preferred Stock to Streeterville as the sole shareholder of the Seller, at a stated value of $1,000 per share, for an aggregate purchase price of $12,000,000.

Also, on May 14, 2025, the Company entered into a stock purchase agreement (the “SPA”) with Streeterville, pursuant to which the Company issued 3,000 shares of Series B Preferred Stock, at a stated value of $1,000 per share, to Streeterville, in exchange for the payment of an aggregate purchase price of $3,000,000. Additionally, pursuant to the SPA, Streeterville shall purchase an additional 500 shares of Series B Preferred Stock, at a stated value of $1,000 per share, on November 13, 2025 for a purchase price of $500,000, provided the Company remains listed on Nasdaq. The SPA contains customary representations and warranties, covenants and agreements of the Company and Streeterville. The shares of Series B Preferred Stock were issued and sold to Streeterville without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

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The Series B Preferred Stock ranks senior to the Company’s common stock, par value $0.001 per share, (“common stock”) with respect to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series B Preferred Stock is entitled to a preferred return at a rate of 8.0% per annum, payable on a quarterly basis in cash or via the issuance of additional shares of Series B Preferred Stock based on the preferred return accrued and unpaid, divided by the stated value of the Series B Preferred Stock. Until such time as no shares of Series B Preferred Stock remain outstanding the Company will comply with the covenants in the Certificate of Designation, including but not limited to, the following: (i) the Company will not issue Series B Preferred Stock other than to existing Holders without the consent of the existing Holders; (ii) the Company will timely file by the applicable deadline all reports required to be filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the Company will not increase the authorized shares of common stock or preferred stock without the prior written consent of the Holders; (iv) the Company will not make any Restricted Issuance (as defined in the Certificate of Designation) without the prior written consent of the Holders; (v) the Company will not enter into any agreement or commitment to, create, authorize, or issue any class of preferred stock that is equal to or senior in liquidation preference to the Series B Preferred Stock, without the consent of the Holders; (vi) the Company will not consummate a Fundamental Transaction (as defined in the Certificate of Designation) or enter into an agreement to consummate a Fundamental Transaction without the consent of the Holders; and (vii) the Company will not enter into any agreement or commitment to, dispose of any assets or operations that comprise more than 25% of the Company’s consolidated revenue or total assets without the consent of the Holders. Under the Certificate of Designation, holders of the Series B Preferred Stock (“Holders”) have certain rights upon specified events (“Event of Default”) such as the Company failing to comply with any covenant, obligation or agreement under the Certificate of Designation; the Company failing to pay any amount due and payable to the Holders of the Series B Preferred Stock; the Company applying for or consenting to an appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; the Company making a general assignment for the benefit of its creditors; the Company filing a petition for bankruptcy, liquidation or reorganization, or the commencement of any proceeding seeking liquidation, reorganization or other relief with respect to the Company’s assets or debts; the appointment of a trustee, receiver, custodian or liquidator, or involuntary bankruptcy, insolvency, composition, readjustment of debt, or liquidation of assets. Upon an Event of Default (i) the Holders of Series B Preferred Stock may, by notice to the Company, cause the Company to redeem all of the issued and outstanding shares of Series B Preferred Stock at a price equal to (a) the stated value of the Series B Preferred Stock, plus (b) any accrued and unpaid preferred return, with such preferred return to be paid in cash; any declared and unpaid dividend; and any other amounts due and payable to the Holders of Series B Preferred Stock; (ii) the Holders of Series B Preferred Stock can pursue any other remedies that they may have under applicable law and/or in equity; and (iii) the Holders of Series B Preferred Stock can seek and receive injunctive relief from a court or an arbitrator prohibiting the Company from issuing any of its common stock or preferred stock to any party unless all the shares of Series B Preferred Stock owned by the Holders are redeemed in full simultaneously with such issuance. Subject to the Company consulting with the staff of The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the voting rights of the Series B Preferred Stock, compliance with Nasdaq Listing Rule 5640, the General Corporation Law of the State of Delaware, and other applicable law, so long as Streeterville remains the sole Holder of Series B Preferred Stock, Streeterville will be entitled to cast a number of votes equal to 9.99% of the Company’s outstanding common stock, calculated on a fully diluted basis, with all other classes and series voting with the common stock, at any meeting of stockholders.

Contemporaneous with the APA, the Subsidiary entered into a lease agreement with Iowa Shrimp Holdings, LLC, an affiliate of the Seller (the “Landlord”), for access to and use of certain real property located at 401 Des Moines Street, Webster City, Iowa 50595; where substantially all of the Assets are located (the “Lease”). The Lease includes customary covenants, terms and conditions and has an initial term of 12 months. The Lease may be extended for additional 12-month terms at the discretion of the Company, provided that the Company is in compliance with the Lease in all material respects and redeems or exchanges for common stock a certain amount of the outstanding Series B Preferred Stock held by Streeterville during the 12 months prior to the end of the term. Under the terms of the Lease, the Company will pay the Landlord a monthly lease payment of $1.00. If the Company is considered a holdover tenant after the expiration of the initial term or any renewal term with the prior written consent of Landlord, the tenancy will be construed as month to month, except that rent shall be increased to an amount equal to (i) $15,000 per calendar month if the holdover tenancy occurs between the first anniversary and second anniversary of May 14, 2025, (ii) $22,500 per calendar month if the holdover tenancy occurs between the second anniversary and third anniversary of May 14, 2025, or (iii) $30,000 per calendar month if the holdover tenancy occurs after the third anniversary of May 14, 2025, plus, and in addition to the rent, all other sums of money due and payable by the Company to the Landlord under the Lease. If the Company (i) fails to pay any installment of rent or additional rent or other sum due within 10 days after written notice from the Landlord; (ii) fails to perform any term, condition or covenant under the Lease within 30 days after written notice that such performance is due; (iii) becomes bankrupt or insolvent or files a petition in bankruptcy or insolvency, reorganization or for the appointment of a receiver or trustee; or (iv) abandons the premises, the Landlord may terminate the Lease by written notice and reenter and take possession of the premises.

 In connection with the integration of the Seller’s assets into the Company’s business and operations following the closing of the transactions contemplated by the APA, the Subsidiary entered into a transition services agreement with the Seller on May 14, 2025 (the “TSA”), pursuant to which the Seller will provide ongoing operational support and  accounting and bookkeeping services for a period of two months. The TSA will automatically renew for additional one-month terms unless either party provides 30 days advance written notice prior to the end of the initial term or any additional term. Pursuant to the TSA, the Company will pay the Seller a fee of $35,000 per calendar month.

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The foregoing is only a summary of the Certificate of Designation, the APA, the SPA, the Lease and the TSA and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Certificate of Designation, the APA, the SPA, the Lease and the TSA, copies of which are incorporated by reference as Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Additionally, on May 13, 2025, the Board approved the issuance of 94,118 shares of Company common stock to Maxim Group LLC (“Maxim”) in connection with the amended letter agreement between the Company and Maxim pursuant to which Maxim provides advisory services to the Company. The shares of common stock were issued to Maxim without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, the Company and James E. Kras entered into an amended and restated executive employment agreement, dated as of May 13, 2025 (the “Employment Agreement”). The Employment Agreement replaces and supersedes the executive employment agreement entered into between the Company and James E. Kras, dated as of August 18, 2021 and amended on January 18, 2022. Pursuant to the Employment Agreement, Mr. Kras will continue to serve as the Company’s Chief Executive Officer.

The Employment Agreement has a term of two years and automatically extends for additional one-year periods unless either party provides notice of non-renewal at least 90 days prior to the end of any term. Pursuant to the Employment Agreement, Mr. Kras will (i) receive a base salary of $450,000; (ii) be eligible to receive an annual cash bonus with the target amount equal to 100% of his base salary based upon the determination of the compensation committee’s assessment of his performance and achieving the Company’s goals; (iii) receive a transaction bonus of $500,000 upon the completion transactions contemplated by the APA and the SPA, half payable upon closing of the APA and SPA and the other half payable in equal installments for the remainder of 2025; (iv) receive upfront awards of restricted stock units and nonqualified stock options, each with a grant date value of $1,000,000, pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”) upon receipt of stockholder approval for an amendment to the Plan to increase the number of shares available for issuance, and awards under the Plan with an aggregate grant date value of at least $1,000,000 beginning in the 2026 calendar year; and (v) be eligible to participate in the Company’s benefit plans. The Employment Agreement contains standard restrictive covenants, including non-competition and non-solicitation, and terms and conditions customarily found in similar agreements.

Pursuant to the Employment Agreement, if Mr. Kras is terminated without cause, he will receive (i) severance payments equal to 200% of his then-current base salary and 200% of the target performance bonus for the calendar year in which the termination occurs and (ii) an aggregate cash payment in an amount equal to Mr. Kras’s annual health insurance premium at the time of his termination multiplied by twelve. Further, if Mr. Kras is terminated without cause within six month prior to or twenty-four months following a Change of Control (as defined in the Employment Agreement), he will receive (i) severance payments equal to 300% of his then-current base salary and 300% of the target performance bonus for the calendar year in which the termination occurs; (ii) immediate vesting of his outstanding and unvested restricted stock, restricted stock units and stock options; and (iii) an aggregate cash payment in an amount equal to Mr. Kras’s annual health insurance premium at the time of his termination multiplied by thirty-six.

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The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 14, 2025, the Company issued a press release announcing the purchase of the Assets. A copy of the press release is furnished herewith as Exhibit 99.1.

As of the date of this Current Report on Form 8-K, the Company believes it is in compliance with the stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) due to the issuance of the shares of the Series B Preferred Stock to Streeterville pursuant to the APA and the SPA. If the transactions contemplated by the APA and SPA had occurred by March 31, 2025, the Company believes it would have been in compliance with the Stockholders’ Equity Rule as of March 31, 2025, because its stockholders’ equity would have been approximately $16.9 million. A copy of the Unaudited Pro Forma Balance Sheet as of March 31, 2025, which is based on the Company’s estimate of the value of the Assets as of the closing of the transaction, is furnished herewith as Exhibit 99.2. The Unaudited Pro Forma Balance Sheet as of March 31, 2025 is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the issuance of the shares of the Series B Preferred Stock to Streeterville pursuant to the APA and the SPA had been completed as of March 31, 2025, nor is it indicative of the future results or financial position of the Company.

Forward-Looking Statements and Disclaimer

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Words like “believe,” “estimate,” “may,” “will,” and “would,” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to maintain the listing of its securities on Nasdaq and comply with Nasdaq’s listing standards. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock.
10.1#	Asset Purchase Agreement, by and between NaturalShrimp Farms Inc., Streeterville Capital, LLC, Edible Garden Sustainable Ventures LLC and Edible Garden AG Incorporated, dated as of May 14, 2025.
10.2	Stock Purchase Agreement, by and between Edible Garden AG Incorporated and Streeterville Capital, LLC, dated as of May 14, 2025.
10.3	Lease Agreement, by and between Edible Garden Sustainable Ventures LLC and Iowa Shrimp Holdings, LLC, dated as of May 14, 2025.
10.4#	Transition Services Agreement, by and between Edible Garden Sustainable Ventures LLC and NaturalShrimp Farms Inc., dated as of May 14, 2025.
10.5+	Amended and Restated Executive Employment Agreement, by and between Edible Garden AG Incorporated and James E. Kras, dated as of May 13, 2025.
99.1	Press release dated May 14, 2025.
99.2	Unaudited Pro Forma Financial Statements of Edible Garden AG Incorporated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

+	Management contract or compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: May 14, 2025		/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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